THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 7
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: March 21, 2005
Issue Date: March 24, 2005
The date of this Pricing Supplement is March 21, 2005


Fixed Rate Notes
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Interest
                                              Maturity      Price to    Discounts &                                  Payment
    CUSIP #            Interest Rate            Date         Public     Commissions    Reallowance      Dealer      Frequency
-----------------------------------------------------------------------------------------------------------------------------
   07387EHE0              5.70%              3/15/2030      100.00%        2.50%          0.350%        98.00%         Semi
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


                                                  Subject to Redemption
                                                  ---------------------
-----------------------------------------------------------------------------------------------------------------------------
                  First Interest                                                                    Aggregate
First Interest       Payment        Survivor's                                                      Principal
 Payment Date        Amount          Option       Yes/No      Date and Terms of Redemption           Amount      Net Proceeds
-----------------------------------------------------------------------------------------------------------------------------
   9/15/2005         $27.08          Yes          Yes         Commencing on 3/15/2010 and on        $1,536,000    $1,497,600
                                                              the 15th of each month thereafter
                                                              until Maturity, the Notes may be
                                                              called in whole at par at the
                                                              option of the Company on ten
                                                              calendar days notice.
-----------------------------------------------------------------------------------------------------------------------------

                                            ***


The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.